UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2016

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 26, 2016, Express Scripts Holding Company (the “Company”) announced that it had priced its tender offer (the “Tender Offer”) to purchase for cash any and all of the $1.5 billion aggregate principal amount of the 3.125% senior notes due 2016 (the “Notes”) issued by Express Scripts, Inc. The Tender Offer was made pursuant to an offer to purchase dated February 22, 2016 and related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the Tender Offer (collectively, the “Tender Offer Documents”). The Tender Offer expired at 5:00 p.m., New York City time, on February 26, 2016 (the “Expiration Date”).

At the Expiration Date, $934,781,000 aggregate principal amount of outstanding Notes was validly tendered and not validly withdrawn. This amount includes $46,000 aggregate principal amount of outstanding Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents, which remain subject to the holders’ performance of the delivery requirements under such procedures. Express Scripts, Inc. will deliver a notice of redemption to the trustee following the settlement of the Tender Offer to redeem all Notes that were not validly tendered and accepted in the Tender Offer.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the pricing and expiration of the Tender Offer.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: February 26, 2016	By:	/s/ Martin P. Akins
	Name:	Martin P. Akins
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 26, 2016